                            BRAVERMAN & COMPANY, P.C.
                               190 HIGH CHAPARRAL
                               PRESCOTT, AZ 86303
                                  520-771-1122

August 8, 2001

To Whom It May Concern:

The firm of Braverman & Company,  P.C.,  Certified Public  Accountants,
consents to the inclusion of its report dated June 13, 2001 on the December 31,
2000 Financial Statements of INTERNATIONAL TECHNOLOGY ENTERPRISES LTD. in the
accompanying registration on Form 20F.

Very truly yours,

Braverman & Company, P.C./s/
---------------------------
Braverman & Company, P.C.
Certified Public Accountants